UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

STANDARD DIVERSIFIED OPPORTUNITIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 824-7062

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2017 the Board of Directors (the “Board”) of Standard Diversified Opportunities Inc. (the “Company”) adopted a resolution to decrease the number of directors of the Company by two, fixing the number of directors at five, resulting in a single vacancy upon the resignations of Thomas Kelleher, Wayne Yetter, and Kenneth Young, which were previously announced by the Company pursuant to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2017. The Board determined that the director filling the vacancy would be classified as a Class II Director. Thomas Helms was elected to the Board to fill the newly created vacancy, serving as a Class II Director until his successor is duly elected and qualified.

Mr. Helms has been a director of Turning Point Brands, Inc. (“Turning Point”) since 1997 and currently serves as the Non-Executive Chairman since May 2016. He served as Executive Chairman from May 2006 to May 2016 and as Non-Executive Chairman from June 1997 to May 2006. He also formerly served as Turning Point’s President. Mr. Helms also formed the predecessor company of Turning Point to aquire certain loose leaf chewing tobacco assets of Lorillard, Inc.

Also on June 9, 2017, the Board appointed the following executive officers of the Company: Ian W. Estus as President and Chief Executive Officer of the Company, and Gregory H.A. Baxter as Executive Chairman of the Board and Secretary.

Mr. Estus, 42, has served as a director on the Board of the Company since August 2016. Prior to joining the Board, Mr. Estus was the Managing Director of Investments of HC2 Holdings, Inc. (NYSE: HCHC), a diversified holding company with investments in various industries including manufacturing, marine services, insurance, utilities, telecommunications and life sciences. Prior to joining HC2 in May 2014, Mr. Estus was a Senior Vice President at Five Island Asset Management, a subsidiary of HRG Group, Inc. (NYSE: HRG), from April 2013 to May 2014. Prior to joining Five Island, Mr. Estus spent eleven years at Harbinger Capital Partners LLC and its predecessors where he served in various capacities as a trader and assisting in management of the portfolio. Prior to joining Harbinger Capital in 2002, Mr. Estus was a Trading Assistant in the High Yield Investments Group at Smith Barney Asset Management. Prior to that role, Mr. Estus served as a Fund Accountant in the Mutual Fund Accounting Group of Smith Barney Asset Management. Mr. Estus received a B.S. in Business Administration with a Concentration in Accounting from the State University of New York at Buffalo.

Mr. Baxter, 63, has served as a director on the Board of the Company since October 2015. Mr. Baxter also serves as a director of Turning Point since April 2006. Mr. Baxter has been an independent corporate finance consultant primarily for middle-market corporations and closely held businesses since 2005. Previously, from 2003 to 2005, he was Managing Director and Head, Hedge Fund Sales and Marketing at Diaz & Altschul Capital Management, where his primary focus was bringing its investment products to prospective corporate and institutional clients. Prior to joining Diaz & Altschul, Mr. Baxter was Managing Director and Head of Generalist/Cross-Border Mergers & Acquisitions at SG Cowen Securities Corporation, the U.S. investment bank of French bank, Societe Generale from 2000 to 2002. Prior to joining SG Cowen, Mr. Baxter specialized in advising on industrial/engineering companies at Rothschild Inc. from 1994 to 2000. He was also a founding member of SW Capital, an M&A boutique that specialized in middle-market transactions for Fortune 500 companies. Prior to founding SW Capital, Mr. Baxter was a Vice President of Irving Trust Company's Corporate Financial Counseling Department, providing M&A and other corporate finance advice to the bank's clients. Mr. Baxter holds a bachelor of arts from the University of Victoria in Canada and a master of business administration from the Ivey Business School in London.

Effective upon his appointment, Mr. Estus will receive an annual salary of $400,000 with a $100,000 signing bonus payable in cash and an annual bonus to be determined at the discretion of the Board. Mr. Estus will also receive 85,086 restricted shares of Class A Common Stock, par value $0.01 per share of the Company (the “Class A Common Stock”), granted pursuant to the Company’s 2000 Stock Incentive Plan, which shall vest in three equal annual installments beginning on the first anniversary of the date of grant, vesting to be subject to continued service to the Company and to accelerate upon a termination by the Company without Cause (as defined in the agreement relating to such grant).

Effective upon his appointment, Mr. Baxter will receive an annual salary of $95,000 and an annual bonus to be determined at the discretion of the Board. Mr. Baxter will also receive 28,362 restricted shares of Class A Common Stock, granted pursuant to the Company’s 2000 Stock Incentive Plan, which shall vest in three equal annual installments beginning on the first anniversary of the date of grant, vesting to be subject to continued service to the Company and to accelerate upon a termination by the Company without Cause (as defined in the agreement relating to such grant).

Kevin J. Bratton resigned his position of Chief Financial Officer of the Company, effective June 1, 2017, which was previously announced by the Company pursuant to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2017. In recognition of Mr. Bratton’s service to the Company, the Board will make certain payments and awards to Mr. Bratton, conditioned upon the execution by Mr. Bratton of a release of the Company in a form to be approved by the officers of the Company. Upon execution of the release, Mr. Bratton will receive $15,000 cash and 3,309 restricted shares of Class A Common Stock, granted pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On June 9, 2017, the Board adopted the Standard Diversified Opportunities Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”) in order to provide employees of the Company and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries, and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards. The Board authorized 1,000,000 shares of the Class A Common Stock of the Company to be issued under the Plan. The Plan will not become effective unless and until it is approved by the stockholders of the Company. The Board directed that the Plan be submitted to the stockholders for approval and recommends that the stockholders approve the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED OPPORTUNITIES INC.

Date: June 13, 2017	By:	/s/ Edward J. Sweeney
Name: Edward J. Sweeney
Title: Interim Chief Financial Officer